UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 24, 2005

BearingPoint, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31451	22-3680505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1676 International Drive

McLean, VA 22102

(Address of principal executive offices)

Registrant’s telephone number, including area code (703) 747-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 24, 2005, BearingPoint, Inc. (the “Company”) entered into Amendment No. 2 to the Credit Agreement by and among the Company, each of the Guarantors, each Lender signatory thereto, and Bank of America, N.A., as the administrative agent for the Lenders, Swing Line Lender and an L/C Issuer (the “Amendment”). The Amendment amends the Credit Agreement (the “Credit Agreement”), dated as of December 17, 2004, as amended on March 17, 2005, among the Company, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, JPMorgan Chase Bank, N.A., as Syndication Agent and L/C Issuer, and the Lenders party thereto.

Among other things, the Credit Agreement was amended to (i) provide that issuances of letters of credit under the Credit Agreement are not subject to the condition precedent that: (A) the Company repatriate $40,000,000 from its foreign subsidiaries, and (B) the Company and its domestic subsidiaries have no more than $5,000,000 of available funds; (ii) change the latest time the Company can provide notice for a borrowing under the Credit Agreement from 11:00 a.m. to 2:00 p.m.; and (iii) provide that if the maturity date falls on a day other than a business day, payment will be made on the business day immediately preceding the maturity date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2005	BearingPoint, Inc.

	By:	/s/ Joseph Corbett
Joseph Corbett
Executive Vice President and Chief Financial Officer